SECURITIES AND EXCHANGE COMMISSION
Washington, D. C. 20549

FORM 8-K

CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(d) OF
THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported)	January 14, 2004

RAYMOND JAMES FINANCIAL, INC.
(Exact name of registrant as specified in its charter)

Florida	1-9109	No. 59-1517485

(State or other jurisdiction of incorporation or organization)	(Commission File Number)	(I.R.S. Employer Identification No.)

880 Carillon Parkway, St. Petersburg, Florida	33716

(Address of principal executive offices)	(Zip Code)

Registrant's telephone number, including area code	(727) 567-1000

(Former name or former address, if changed since last report.

ITEM 7. EXHIBITS

(c) exhibits

99.1 Raymond James Financial Inc.'s Press Release dated January 14, 2004

Item 9.  REGULATION FD DISCLOSURE

Pursuant to Item 12, Raymond James Financial, Inc. is furnishing under Item 9 of this Current Report on Form 8-K the information included as Exhibit 99.1 to this report, which is hereby incorporated herein by reference. Exhibit 99.1 is Raymond James Financial Inc.'s first quarter 2004 financial press release issued on January 14, 2004.

The press release includes instructions as to how and when to access the Company's complementary quarterly conference call that will be available to all interested persons telephonically and by webcast through the Company's website.

The press release also includes instructions as to how and when to access a complementary interview with the Company's Chief Executive Officer that will be publicly broadcast on CNBC Morning Call at 10:20 a.m. Eastern time, and Bloomberg at 3:39 p.m. Eastern time, on Wednesday, January 14, 2004.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

________January 14, 2004
        (Date)

RAYMOND JAMES FINANCIAL, INC.

BY: /s/ Thomas A. James
        Thomas A. James
       Chairman and Chief
       Executive Officer

BY: /s/ Jeffrey P. Julien
        Jeffrey P. Julien
    Senior Vice President - Finance
      and Chief Financial Officer

Jan. 14, 2004                         FOR IMMEDIATE RELEASE

Release No. 0104-03

RAYMOND JAMES FINANCIAL, INC.

REPORTS FIRST QUARTER RESULTS

ST. PETERSBURG, Fla. −- Raymond James Financial, Inc. today reported unaudited earnings and revenues for the first quarter ended Dec. 26, 2003.

For the first quarter, net income increased 68% percent to $24,230,000 from $14,428,000, while revenues were $424,660,000, up 23% from first quarter 2003 revenues of $344,608,000. Earnings per diluted share increased 69% to $0.49 from $0.29.

“Although the holiday season in the December quarter traditionally inhibits investor decision-making, as well as corporate and municipal financing activity, business activity continued to improve in all of Raymond James’ major business sectors,” states Thomas A. James, chairman and CEO. “Retail and institutional commission activity extended its robust resurgence in our first fiscal quarter as favorable corporate earnings results and strong domestic GDP growth reinforced investor confidence. Consequently, commissions increased 28% over last year’s comparable period and even surpassed the impressive levels attained in the immediately preceding quarter by 8%.

“Dramatic increases in investment banking revenues and trading profits, which increased 76% and 83% respectively, were generated by continued low interest rates and an active IPO market, in which we managed or co-managed 23 transactions,” he continues. “Positive net sales and improved market values increased assets under management, resulting in a 22% increase in investment advisory fees. Thus, Raymond James’ total net revenues ascended 25% over last year’s first quarter results.

“As expenses only grew 22%,” James adds, “the positive operative leverage produced a 68% increase in net income to $24.2 million or $0.49 per diluted share, in spite of the fact we increased reserves for our estimates of voluntarily reimbursing affected clients for mutual fund breakpoint discounts relating to activity in 1999 and 2000 and accrued for estimated penalties now expected to be imposed by the Securities Exchange Commission. The combined impact of these additional adjustments diminished earnings per share by approximately $0.08 in the quarter.

“Although the stock market’s recovery over the last nine months suggests that the risk of a correction is present and interest rates have probably already established their lows for the cycle, a strong U.S. economy and vibrant prospects for future growth in corporate earnings augur well for our industry and firm in 2004,” he concludes.

Today, James will appear on CNBC’s “Morning Call” at 10:20 a.m. EST, as well as on Bloomberg at 3:39 p.m. EST, to discuss these results.

In addition, the company will conduct its quarterly conference call January 15 at 4:15 p.m. The telephone number is 800-773-5520. The call will also be available on demand on the company’s Web site, www.RaymondJames.com, under About Our Company, Financial Results and SEC Filings.

Raymond James Financial, Inc. (NYSE - RJF) provides financial services to individuals, corporations and municipalities through its three wholly-owned investment firms, Raymond James & Associates, Raymond James Financial Services and Raymond James Ltd., which have more than 5,000 financial advisors in 2,100 locations throughout the United States, Canada and internationally, as well as through its asset management subsidiaries, which currently manage $20.1 billion.

Raymond James Financial, Inc.
Unaudited Report
For the first quarter ended Dec. 26, 2003
(all data in thousands, except per share earnings)

	First quarter

	2004	2003	% change

Total revenues	$424,660	$344,608	23%
Net revenues	413,987	331,395	25%
Net income	24,230	14,428	68%
Earnings per
Share – diluted	0.49	0.29	69%
Average shares
Outstanding – diluted	49,407	49,566

Balance Sheet Data

	Dec. 2003	Sept. 2003

Total assets	$6.9 bil.	$6.9 bil.
Shareholders' equity	$956 mil.	$925 mil.
Book value per share	$19.60	$19.06

Management Data

	Dec. 2003	Dec. 2002	Sept. 2003

No. financial advisors:
United States	4,785	4,947	4,770
Canada	236	249	226

No. managed/co-managed U.S. public equity offerings	23	9	27

Assets under management – U.S.	$20.1 bil.	$16.0 bil.	$18.8 bil.

For additional information, contact
Mike White at 727-567-2824.
Please visit the Raymond James Press Center at www.RaymondJames.com/media.htm.

Raymond James Financial, Inc.
Consolidated Business Segments

	REVENUES

	Three months ended

	Dec. 26,	Dec. 27,	$	%
	2003	2002	change	change

Private Client Group	$ 286,803	$ 228,481	$ 58,322	26%

Capital Markets	91,607	69,257	$ 22,350	32%

Asset Management	33,911	29,211	$ 4,700	16%

RJ Bank	6,558	7,994	$ (1,436)	(18%)

Other	5,781	9,665	$ (3,884)	(40%)

Total	$ 424,660	$ 344,608	$ 80,052	23%

	PRE-TAX INCOME

	Three months ended

	Dec. 26,	Dec. 27,	$	%
	2003	2002	change	change

Private Client Group	$27,259	$ 8,868	$ 18,391	207%

Capital Markets	6,015	3,083	$ 2,932	95%

Asset Management	4,922	5,364	$ (442)	(8%)

RJ Bank	1,897	3,100	$ (1,203)	(39)%

Other	(1,138)	2,950	$ (4,088)	(139)%

Total operating	$ 38,955	$ 23,365	$ 15,590	67%

RAYMOND JAMES FINANCIAL, INC. AND SUBSIDIARIES
CONSOLIDATED STATEMENT OF OPERATIONS
(UNAUDITED)
Quarter-to-Date
(in 000s, except per share amounts)
	Three months ended

	Dec. 26,	Dec. 27,	%	Sept. 26,	%
	2003	2002	change	2003	Change

Revenues:
Securities commissions and fees	$ 303,291	$ 237,848	28%	$ 279,737	8%
Investment banking	19,726	11,208	76%	34,146	(42%)
Investment advisory fees	31,958	26,283	22%	30,782	4%
Interest	31,156	34,646	(10%)	29,697	5%
Net trading profits	6,779	3,707	83%	2,960	129%
Financial service fees	18,702	15,506	21%	19,537	(4%)
Other	13,048	15,410	(15%)	15,840	(18%)

TOTAL REVENUES	424,660	344,608	23%	412,699	3%

Interest expense	10,673	13,213	(19%)	9,943	7%

NET REVENUES	413,987	331,395	25%	402,756	3%

Non-interest expenses
Compensation, commissions and benefits	300,660	234,866	28%	280,551	7%
Communications and information processing	19,196	18,966	1%	19,012	1%
Occupancy and equipment costs	15,293	15,648	(2%)	16,119	(5%)
Clearance and floor brokerage	5,052	3,531	43%	4,865	4%
Business development	12,943	12,277	5%	14,446	(10%)
Other	21,888	22,742	(4%)	15,268	43%

TOTAL NON-INTEREST EXPENSES	375,032	308,030	22%	350,261	7%

Income before provision for income taxes	38,955	23,365	67%	52,495	(26%)
Provision for income taxes	14,725	8,937	65%	19,361	(24%)

Net income	$ 24,230	$ 14,428	68%	$ 33,134	(27%)

Net income per share basic	$ 0.50	$ 0.30	66%	$ 0.68	(26%)

Net income per share diluted	$ 0.49	$ 0.29	69%	$ 0.67	(27%)

Weighted average common shares
outstanding – basic	48,587	48,762		48,440

Weighted average common and common
equivalent shares outstanding - diluted	49,407	49,566		49,133